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                                 Exhibit 10(y)
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                       ARABIAN SHIELD DEVELOPMENT COMPANY
                   10830 NORTH CENTRAL EXPRESSWAY, SUITE 175
                              DALLAS, TEXAS  75231


                                 (214) 692-7872

                                     6 December, 1995


Dr. Ibrahim Khalidi
P.O. Box 5255
Amman 11183
Kingdom of Jordan

Dear Dr. Khalidi:

         This letter serves as the agreement for you to loan Arabian Shield Development Company U.S. $300,000 (three hundred thousand). This loan will carry a libor + 2% interest. The period of the loan is for two years from the date of its payment to the Company, and will be repaid to you on demand, with all accumulated interest after that period.

         For the above consideration, you shall have the option, at any time within five years from the date of the payment by you to the Company of the above loan, to purchase 300,000 shares of the Company's unissued Common Stock at the price of one U.S. dollar per share (U.S. $1.00). The shares you purchase will be restricted shares under Rule 144K of the Rules of the Securities and Exchange Commission (SEC) of Washington, D.C.

                 The Company's account number is as follows:

                 Arabian Shield Development Company
                 US dollar account no: 5401623
                 Saudi American Bank, Jeddah Branch
                 Jeddah, Saudi Arabia

                                        Very truly yours,


                                        Hatem El-Khalidi, President


Agreed to:

By: I. KHALIDI, M.D.
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Date: December 9, 1995
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